                                                               EXHIBIT 10(ii)(c)



                      SUPPLEMENTAL RETIREMENT PROGRAM FOR

                    MANAGEMENT PROFIT-SHARING ASSOCIATES OF

                           J. C. PENNEY COMPANY, INC.


                       ADOPTED EFFECTIVE JANUARY 1, 1978

                        AS AMENDED THROUGH APRIL 1, 1996

                      SUPPLEMENTAL RETIREMENT PROGRAM FOR
                    MANAGEMENT PROFIT-SHARING ASSOCIATES OF
                           J. C. PENNEY COMPANY, INC.


                       ADOPTED EFFECTIVE JANUARY 1, 1978

                        AS AMENDED THROUGH APRIL 1, 1996


                               TABLE OF CONTENTS



Article                                                            Page
-------                                                            ----

ARTICLE I.    INTRODUCTION.........................................   1

ARTICLE II.   DEFINITIONS..........................................   1

ARTICLE III.  PARTICIPATION........................................  10

ARTICLE IV.   BENEFITS.............................................  11
     (1)  At Early, Traditional, or Delayed Retirement Date........  11
     (2)  Minimum Benefit..........................................  14
     (3)  Social Security Make-up..................................  15
     (4)  Death Benefit............................................  15
     (5)  Life Insurance Coverage..................................  16
     (6)  Effect of Certain Payments Made in December 1992.........  16

ARTICLE V.    FORM AND COMMENCEMENT OF BENEFIT PAYMENTS............  17
     (1)  Delayed Commencement of Benefits.........................  17
     (2)  Optional Forms of Benefit Payment........................  17
     (3)  Small Annuities..........................................  17

ARTICLE VI.   ADMINISTRATION.......................................  18

ARTICLE VII.  TYPE OF PLAN.........................................  18

ARTICLE VIII. MISCELLANEOUS........................................  19
     (1)  Additional Credited Service and Other Adjustments........  19
     (2)  Amendment and Termination................................  20
     (3)  Rights of Associates.....................................  22
     (4)  Mistaken Information.....................................  23
     (5)  Liability................................................  23
     (6)  Cessation and Recalculation of Benefits..................  23
     (7)  Construction.............................................  23
     (8)  Non-assignability of Benefits............................  23
     (9)  Governing Law............................................  24
     (10) Transferred Eligible Management Associates...............  24

ARTICLE IX.   CLAIMS PROCEDURES....................................  24

                      SUPPLEMENTAL RETIREMENT PROGRAM FOR
                    MANAGEMENT PROFIT-SHARING ASSOCIATES OF
                          J. C. PENNEY COMPANY, INC.

                       ADOPTED EFFECTIVE JANUARY 1, 1978

                       AS AMENDED THROUGH APRIL 1, 1996


ARTICLE I.   INTRODUCTION

     The Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc. is a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated associates. This document amends and restates the Plan, originally adopted effective January 1, 1978, effective August 1, 1995. With respect to any Eligible Management Associate who terminated employment prior to August 1, 1995, benefits payable to such Eligible Management Associates are determined pursuant to the terms and conditions of the Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc. in effect as of July 31, 1995.

ARTICLE II.  DEFINITIONS

     For the purpose of this Plan the following terms shall have the following meanings:

     ASSOCIATE:   Any person who is employed by a Controlled Group Member if the
     ---------
relationship between a Controlled Group Member and such person would constitute the legal relationship of employer and employee, including an officer who may or may not be a director, but excluding a director serving only in that capacity, and excluding any employee of a Controlled Group Member substantially all the operations of which are outside the United States unless United States Social Security contributions are made on behalf of such employee.

     AVERAGE FINAL COMPENSATION:   The average annual Compensation of an
     --------------------------
Eligible Management Associate in respect of the three calendar years of his highest Compensation determined by taking into account (a) the Compensation attributable to the Eligible Management Associate's Credited Service in the calendar year in which occurs such Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, as the case may be, and (b) the Compensation during either of the following, whichever is appropriate: (i) the 9 full calendar years of Final Service immediately preceding the calendar year in which occurs the Eligible Management Associate's Early Retirement Date, Traditional

Retirement Date, or Delayed Retirement Date, as the case may be; or (ii) if such Eligible Management Associate has less than 9 full calendar years of Final Service, the entire number of full calendar years of such Final Service immediately preceding the calendar year in which occurs the Eligible Management Associate's Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, as the case may be. If such Eligible Management Associate has less than three full calendar years of Final Service prior to the calendar year in which occurs his Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, Average Final Compensation shall mean the aggregate Compensation earned with respect to the Eligible Management Associate's Final Service immediately preceding the calendar year in which occurs his Early Retirement Date, Traditional Retirement Date or Delayed Retirement Date, divided by the total number of full months of such Final Service, multiplied by 12.

     BENEFIT COMMENCEMENT DATE:   The date upon which payment of a Pension Plan
     -------------------------
Participant's retirement benefit is scheduled to begin pursuant to the terms of the Pension Plan.

     BENEFIT PLANS REVIEW COMMITTEE:   The Benefit Plans Review Committee of the
     ------------------------------
Board of Directors of the Company.

     BENEFIT RESTORATION PLAN:  J. C. Penney Company, Inc. Benefit Restoration
     ------------------------
Plan, as amended from time to time.

     BENEFITS ADMINISTRATION COMMITTEE:   The committee appointed by the
     ---------------------------------
Personnel Committee and authorized by Article VI to administer the Plan.

     BOARD OF DIRECTORS:   Board of Directors of the Company.
     ------------------

     CODE:   The Internal Revenue Code of 1986, as amended from time to time.
     ----
References to "regulations" are to regulations published by the Secretary of the Treasury under applicable provisions of the Code, unless otherwise expressly indicated.

     COMPANY:   J. C. Penney Company, Inc., a Delaware corporation.  The term
     -------
"Company" will also include any successor employer, if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan.

     COMPANY ACCOUNT(S):   The account(s) of that name and any successor
     ------------------
account(s) and/or fund(s) established and maintained pursuant to the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan in which are reflected all Company contributions allocated to an Eligible Management Associate together with all assets attributable thereto.

     COMPENSATION: The wages (including Profit Incentive Compensation and
     ------------
Performance Unit Plan payments whether received or deferred) paid to an Associate by a Participating Employer, or, for the purpose of determining Average Final Compensation only, by a Controlled Group Member, as the term wages is defined in Code section 3401(a), determined without regard to any reduction for workers' compensation and state disability insurance reimbursements, and all other compensation payments for which a Participating Employer or other Controlled Group Member is required to furnish the Associate a written statement under Code sections 6041(d), 6051(a)(3), and 6052, reduced by the following items: (i) all expatriate and foreign service allowances, including without limitation cost-of-living adjustments, (ii) tax gross-up payments, (iii) noncash prizes, (iv) income attributable to employer-provided group term life insurance,
(v) income recognized with respect to stock options and stock awards, (vi) tax equalization payments, (vii) taxable and nontaxable relocation payments, (viii) payments of deferred amounts under the Company's Deferred Performance Unit Plan,
(ix) special payments made to an Associate under the Company's Performance Unit Plan in the year of death, retirement, or disability, (x) severance pay, outplacement pay, and/or critical pay, (xi) third-party disability payments,
(xii) home sale bonus payments, (xiii) mortgage interest assistance payments,
(xiv) senior management perquisites, tax preparation fees, and allowances for travel from Alaska and Hawaii, (xv) legal settlements constituting back pay or other wage payments, (xvi) non-Associate travel reimbursements and (xvii) clothing allowances payments. In addition, Compensation includes any contributions made by the Controlled Group Members on behalf of an Associate pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125 and any amounts deferred pursuant to the Deferred Compensation Plan. For purposes of the Plan, each annual Performance Unit Plan payment and Profit Incentive Compensation payment shall be deemed to have been made in the calendar year immediately preceding the year in which the payments were actually made. For all purposes of the Plan, the Benefits Administration Committee, in its discretion, may exclude additional items from "Compensation" under the Plan.

     An Associate who is in the service of the Armed Forces of the United States during any period in which such Associate's reemployment rights are guaranteed by law will be considered to have received the same rate of Compensation during such absence that the Associate was receiving immediately prior to such absence, provided the Associate returns to employment with a Controlled Group Member within the time such rights are guaranteed.

     CONTROLLED GROUP:   The Company and all other corporations, trades and
     ----------------
businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m), or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

     CONTROLLED GROUP MEMBER:   Each corporation or unincorporated trade or
     -----------------------
business that is or was a member of a Controlled Group, but only during such period as it is or was such a member.

     CREDITED SERVICE:   The years of credited service, up to a total maximum of
     ----------------
40 years, credited to an Eligible Management Associate (a) under the terms of the Pension Plan, determined without regard to any yearly limitation imposed by the terms of the Pension Plan, (excluding any periods of Disability Service), and (b) under Paragraph (1) of Article VIII.

     DEFERRED COMPENSATION PLAN:   J. C. Penney Company, Inc. 1995 Deferred
     --------------------------
Compensation Plan, as amended from time to time.

     DEFERRED PERFORMANCE UNIT PLAN:   J. C. Penney Company, Inc. Deferred
     ------------------------------
Compensation Plan originally effective February 1, 1985 and amended to prohibit further deferrals effective January 26, 1991.

     DELAYED RETIREMENT DATE:  The first day of the month immediately following
     -----------------------
the date on which an Eligible Management Associate Separates from Service after having attained Traditional Retirement Age.

     DISABILITY SERVICE:   The years of disability service credited to an
     ------------------
Eligible Management Associate under the terms of the Pension Plan.

     EARLY RETIREMENT AGE:  The first date on which an Eligible Management
     --------------------
Associate has attained age 55 and has completed at least 15 years of Service.

     EARLY RETIREMENT DATE:  The first day of the month immediately following
     ---------------------
the date on which an Eligible Management Associate Separates from Service after having attained Early Retirement Age but before attainment of such Eligible Management Associate's Traditional Retirement Age.

     ELIGIBLE MANAGEMENT ASSOCIATE:  An Associate (excluding an Associate who
     -----------------------------
retired from (i) a Participating Employer before January 1, 1978, (ii) J. C. Penney Life Insurance Company or J. C. Penney Casualty Insurance Company on or after January 1, 1990, or (iii) Thrift Drug, Inc. on or after April 1, 1991) classified under the Company's personnel policy as a management associate and who is participating in a Profit Incentive Compensation program or other profit sharing compensation program (other than the Savings and Profit-Sharing Retirement Plan or the Savings, Profit-Sharing and Stock Ownership Plan) of a Participating Employer on his Traditional Retirement Date or Early Retirement Date. Notwithstanding the preceding sentence, the Benefits Administration Committee reserves the right to waive, in its discretion, one or more of the requirements of this paragraph on a case by case basis for any Associate age 55 who was participating in a Profit Incentive Compensation program on December 31, 1995.

     ERISA:   Employee Retirement Income Security Act of 1974, as amended from
     -----
time to time.

     ESTIMATED SOCIAL SECURITY BENEFIT:  (1) For purposes of the benefit
     ---------------------------------
provided in Paragraph (3) of Article IV the monthly benefit the Eligible Management Associate would receive under the Social Security Act at age 62 based on the following assumptions:

     (i) All compensation earned (a) prior to the later of 1951 or the year the Eligible Management Associate attains age 22 or (b) in the year in which the Eligible Management Associate Separates from Service if such separation occurs prior to the last day of the calendar year will be disregarded;

     (ii) Earnings for the years prior to the Eligible Management Associate's employment with the Participating Employer are in the same proportion to the Taxable Wage Base in effect for the prior years as that which the first full year of earnings bore to the Taxable Wage Base in existence at that time;

     (iii) Earnings are averaged over a number of full calendar years as determined by the following:

            Year of Birth      Number of Full
            -----------------  --------------
                               Calendar Years
                               --------------

                 1925                31
                 1926                32
                 1927                33
                 1928                34
              After 1928             35

            If the Eligible Management Associate's total calendar years of earnings determined under clauses

            (i) and (ii) above exceed the number of full years of earnings that are to be averaged based on the year of such Eligible Management Associate's birth, one or more of the Eligible Management Associate's lowest years of earnings will be disregarded until his total years of earnings equals the number of full years of earnings that are to be averaged based on the year of such Eligible Management Associate's birth.

     (iv) Social Security indexing factors used are those actually used by the Social Security Administration in determining the Eligible Management Associate's social security benefit, and if those factors are not available, the latest published factors will be used.

(2) For Eligible Management Associates who reach Traditional Retirement Age on or prior to August 1, 2000, for purposes of clause (iii) of Subparagraph (b) of Paragraph (1) of Article IV the lesser of the benefit determined under (A) or
(B) below:

     (A) The product of (a) multiplied by (b) with (a) being the monthly benefit the Eligible Management Associate would receive under the Social Security Act at age 62, or if retirement is later than age 62, the benefit payable at actual retirement, based on the following assumptions:

          (i) The benefit is based solely on the compensation earned during the Eligible Management Associate's calendar years of service and disregarding the Eligible Management Associate's last calendar year of service if less than a full year and disregarding completely all other years;

          (ii) Earnings are averaged over the number of years of actual credited service, as defined in the Pension Plan;

          (iii) Social Security indexing factors used are those actually used by the Social Security Administration in determining the Eligible Management Associate's social security benefit, and if those factors are not available, the latest published factors will be used;

          and (b) being a fraction, not exceeding one, the numerator of which is the Eligible Management Associate's years of credited service, as defined by the Pension Plan and the denominator of which is 30.

     (B) The monthly benefit the Eligible Management Associate would receive under the Social Security Act at age 62, or if retirement is later than age 62, the benefit payable at actual retirement, based on the following assumptions:

          (i) All compensation earned (a) prior to the later of 1951 or the year the Eligible Management Associate attains age 22 or (b) in the year in which the Eligible Management Associate Separates from Service if such separation occurs prior to the last day of the calendar year will be disregarded;

          (ii) The Eligible Management Associate earned no compensation for calendar years before the Eligible Management Associate was employed by the Participating Employer, which years will be included in the calculation as years of zero earnings;

          (iii) Earnings are averaged over a number of full calendar years as determined by the following:

                 Year of Birth      Number of Full
                 -----------------  --------------
                                    Calendar Years
                                    --------------

                     1925                31
                     1926                32
                     1927                33
                     1928                34
                 After 1928              35

                 If the Eligible Management Associate's total calendar years of earnings determined under clauses (i) and (ii) above exceed the number of full years of earnings that are to be averaged based on year of such Eligible Management Associate's birth, one or more of the Eligible Management Associate's lowest years of earnings will be disregarded until his total years of earnings equals the number of full years of earnings that are to be averaged based on the year of such Eligible Management Associate's birth.

          (iv) Social Security indexing factors used are those actually used by the Social Security

                 Administration in determining the Eligible Management Associate's social security benefit, and, if those factors are not available, the latest published factors will be used.

     For Eligible Management Associates who reach Traditional Retirement Age after August 1, 2000, for purposes of clause (iii) of Subparagraph (b) of Paragraph (1) of Article IV, Estimated Social Security Benefit shall be determined under (B) above.

     FINAL SERVICE:   An Eligible Management Associate's years of Credited
     -------------
Service plus, if he becomes an Associate of a Controlled Group Member that is not a Participating Employer, the years of Service with such Controlled Group Member that are credited to the Associate after he ceases earning Credited Service. Calendar years that include a period of Disability Service will not be included in the determination of Final Service. Calendar years of Service or of Credited Service that are interrupted by a Separation from Service or by one or more years in which the Eligible Management Associate did not receive Compensation for the entire year will be considered to be consecutive for purposes of determining consecutive years of Final Service.

     INTEREST INCOME ACCOUNT(S):  The account(s) of that name and any successor
     --------------------------
account(s) and/or fund(s) established and maintained pursuant to the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan.

     MATCHED DEPOSITS:  An Eligible Management Associate's deposits, not in
     ----------------
excess of 6% of his compensation (as defined in the Savings and Profit-Sharing Retirement Plan and the Savings, Profit-Sharing and Stock Ownership Plan), made pursuant to the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan.

     PARTICIPATING EMPLOYER:   The Company and any other Controlled Group Member
     ----------------------
or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Personnel Committee; provided, however, that if such designation would substantially increase the cost of the Plan to the Company, such designation shall be subject to the sole discretion of the Board of Directors.

     PENNEY STOCK (COMPANY) ACCOUNT:   The account(s) of that name and any
     ------------------------------
successor account(s) and/or fund(s) established and maintained pursuant to the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan.

     PENSION PLAN:  J. C. Penney Company, Inc. Pension Plan, as amended from
     ------------
time to time.

     PENSION PLAN PARTICIPANT:   An Associate or former Associate who is treated
     ------------------------
as a participant under the Pension Plan.

     PERFORMANCE UNIT PLAN:   J. C. Penney Company, Inc. 1984 Performance Unit
     ---------------------
Plan, as amended from time to time.

     PERSONNEL COMMITTEE:   The Personnel Committee of the Management Committee
     -------------------
of the Company.

     PLAN:   Supplemental Retirement Program for Management Profit-Sharing
     ----
Associates of J. C. Penney Company, Inc., as amended from time to time.

     PROFIT INCENTIVE COMPENSATION:  The share of store profits to which an
     -----------------------------
Associate is entitled as a store manager or as a member of a store's management staff; the management incentive compensation to which a management Associate is entitled; the regional or district incentive compensation to which a regional or district office Associate is entitled; and, if so determined by the Personnel Committee, any other compensation based on profits (excluding any Company contributions to and benefits under the Savings and Profit-Sharing Retirement Plan and Savings, Profit-Sharing and Stock Ownership Plan) to which an Associate of a Participating Employer, or, for the purpose of determining Average Final Compensation only, a Controlled Group Member who is not a Participating Employer, is entitled.

     SAVINGS AND PROFIT-SHARING RETIREMENT PLAN:   J. C. Penney Company, Inc.
     ------------------------------------------
Savings and Profit-Sharing Retirement Plan, as amended from time to time.

     SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN:   J. C. Penney Company,
     ------------------------------------------------
Inc. Savings, Profit-Sharing and Stock Ownership Plan, as amended from time to time.

     SEPARATION FROM SERVICE OR SEPARATES FROM SERVICE:  Termination of Service
     -------------------------------------------------
after having attained age 55 by reason of disability, discharge, retirement (including resignation), or death. Termination of Service due to a disability is deemed to occur upon the later of termination of the Eligible Management Associate's sick pay or at the end of any leave of absence granted the Eligible Management Associate.

     SERVICE:   The period of time credited to an Eligible Management Associate
     -------
as service under the terms of the Pension Plan.

     SPOUSE:   The individual to whom an Eligible Management Associate is
     ------
legally married under the laws of the State (within the meaning of section 3(10) of ERISA) in which the Eligible Management Associate is domiciled, or if domiciled outside the United States, under the laws of the State of Texas.

     TAX DEFERRED DEPOSITS:  Deposits made under the Savings and Profit-Sharing
     ---------------------
Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan which were subject to a cash or deferred election under Section 401(k) of the Code and designated as Tax Deferred Deposits pursuant to the terms of the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan.

     TAXED DEPOSITS:   An Eligible Management Associate's after-tax deposits
     --------------
made under the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan and designated as Taxed Deposits pursuant to the terms of the Savings and Profit-Sharing Retirement Plan and/or the Savings, Profit-Sharing and Stock Ownership Plan.

     TRADITIONAL RETIREMENT AGE:  The date on which an Eligible Management
     --------------------------
Associate attains age 60.

     TRADITIONAL RETIREMENT DATE:  The first day of the month immediately
     ---------------------------
following the date an Eligible Management Associate attains Traditional Retirement Age if such Eligible Management Associate Separates from Service on such date.

     VALUATION DATE:   With respect to the Company Accounts, excluding the
     --------------
Penney Stock (Company) Account, each day of the calendar year. With respect to the Penney Stock (Company) Account(s), each day of a calendar year on which the New York Stock Exchange is open. If the New York Stock Exchange is closed, the Penney Stock (Company) Account(s) will have the same value as of the last immediately preceding day the Exchange was open.


ARTICLE III. PARTICIPATION

     Each Eligible Management Associate shall participate in the Plan as of such Eligible Management Associate's Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, as the case may be; provided, however, that such Eligible Management Associate who has a Separation from Service in December shall be entitled to participate in the Plan as of the last day of that December. Notwithstanding the preceding sentence, effective on and after January 1, 1996, any Associate who, on December 31, 1995, was not classified as management or who was not participating in a Profit Incentive Compensation program shall not be considered an

Eligible Management Associate and shall not participate in the Plan.

ARTICLE IV.  BENEFITS

     (1) AT EARLY, TRADITIONAL, OR DELAYED RETIREMENT DATE:  The annual amount
         -------------------------------------------------
of benefit payable from the Plan in monthly installments to an Eligible Management Associate commencing on such Eligible Management Associate's Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, as the case may be, and terminating with the installment payable on the first day of the month in which such Eligible Management Associate dies, shall be:

         (a)  the sum of

              (i) 3% of the Eligible Management Associate's Average Final Compensation multiplied by such Eligible Management Associate's Credited Service not in excess of 10 years;
                                         plus
             (ii) 1% of the Eligible Management Associate's Average Final Compensation multiplied by such Eligible Management Associate's Credited Service in excess of 10 years but not in excess of 30 years;
                                         plus
            (iii) 1/2 of 1% of the Eligible Management Associate's Average Final Compensation multiplied by such Eligible Management Associate's Credited Service in excess of 30 years but not in excess of 40 years;
                                         less
             (iv) 1/3 of 1% for each month by which the Eligible Management Associate's Early Retirement Date shall precede such Eligible Management Associate's Traditional Retirement Date multiplied by the Eligible Management Associate's Average Final Compensation;
LESS

         (b)  the sum of

              (i) the single-life, no-death-benefit annuity equivalent of (a) the annual amount of pension payable pursuant to the Pension Plan (disregarding Disability Service) assuming that the Eligible Management Associate's Benefit Commencement Date is the first day of the month immediately following the date of such Eligible Management Associate's Separation from Service, (b) the annual amount payable pursuant to the terms of a domestic relations order qualified under Code Section 414(p), (A) from the Pension Plan and (B) from benefits accrued pursuant to Paragraph (1) of Article IV of the Benefit Restoration Plan and (c) the accrued benefit payable pursuant to Paragraph (1) of Article IV of the Benefit Restoration Plan; plus

              (ii) the single-life, no-death-benefit annuity equivalent, as of the Valuation Date which is the Eligible Management Associate's date of Separation from Service, of (a) the value of all the assets allocated to the Eligible Management Associate in the Company Account(s) under the Savings and Profit-Sharing Retirement Plan and the Savings, Profit-Sharing and Stock Ownership Plan, (b) the value of any additional assets which would have been allocated to the Eligible Management Associate's Company Account(s) under the Savings and Profit-Sharing Retirement Plan and the Savings, Profit-Sharing and Stock Ownership Plan had such Eligible Management Associate made all further permissible Matched Deposits up to 6% of his compensation (as such term is defined in each said Plan) under each said Plan and had he not made any withdrawals of taxed Matched Deposits from the Plans prior to January 1, 1989 plus the value of any amounts paid, pursuant to the terms of a domestic relations order qualified under Code Section 414(p), (A) out of such Eligible Management Associates' Company Account(s) under the Savings and Profit-Sharing Retirement Plan and the Savings, Profit-Sharing and Stock Ownership Plan and (B) out of such Eligible Management Associates' annual benefit limit make-up account established pursuant to Paragraph (2) of Article IV of the Benefit Restoration Plan; and (c) the benefits payable to the Eligible Management Associate pursuant to Paragraph (2) of Article IV of the Benefit Restoration Plan;
                                         plus

             (iii) 50% (less 1/4 of 1% for each month by which the Eligible Management Associate's Early

                    Retirement Date shall precede such Eligible Management Associate's Traditional Retirement Date) of the Eligible Management Associate's Estimated Social Security Benefit;
                                         plus

              (iv) in the case of an Eligible Management Associate whose Credited Service is increased pursuant to Paragraph (1) of
                    Article VIII, the amount of annual retirement benefit (or any commutations thereof or substitutions therefor) payable to an Eligible Management Associate from any other employer, but only to the extent determined by the Benefits Administration Committee, expressed in the form of a single-life, no-death-benefit annuity equivalent (as determined by the Benefits Administration Committee), commencing on such Eligible Management Associate's Separation from Service.

     In determining the amount referred to in clause (ii) of Subparagraph (b) of this Paragraph (1) of this Article IV, it shall be deemed that (i) an Eligible Management Associate who has not, at all times when he was eligible to participate in the Savings and Profit-Sharing Retirement Plan and the Savings, Profit-Sharing and Stock Ownership Plan, contributed an amount sufficient to share, to the maximum extent, in the Company contribution to such Plan or such predecessor plan has so contributed and that an Eligible Management Associate who did not share, to the maximum extent, in Company contributions for which he was eligible under the Savings and Profit-Sharing Retirement Plan due to any withdrawal of taxed Matched Deposits, be deemed not to have any such withdrawal;
(ii) the share of any such Company contribution deemed to have been credited to an Eligible Management Associate pursuant to this Paragraph for plan years ending before January 1, 1989 shall be deemed to have experienced the same rate of dividends, earnings, and change in value as the actual rate of dividends, earnings, and change in value experienced by the Penney Stock (Company) Account under the Savings and Profit-Sharing Retirement Plan from the time such share of a Company contribution is deemed to have been credited for said plan years and that the value of this said amount as of December 31, 1988 under the Savings and Profit-Sharing Retirement Plan, plus the share of any such Company contribution deemed to have been credited to an Eligible Management Associate pursuant to this Paragraph for plan years beginning after December 31, 1988 shall be deemed to have experienced the same rate of earnings and change in value experienced by the Interest Income Account under the Savings, Profit-Sharing and Stock Ownership Plan from the time such share of a Company contribution is deemed to have been credited for said plan years; (iii) the value of the amount of the Company Account(s) and annual limit make-up account paid out pursuant to a domestic relations order qualified under
Section 414(p) of the Code deemed to have been credited to an Eligible Management Associate pursuant to this Paragraph shall be deemed to have experienced the same rate of earnings and change in value experienced by the Interest Income Account under the Savings, Profit-Sharing and Stock Ownership Plan from the time such amount is deemed to have been credited; and (iv) the rates used to determine the single-life, no-death-benefit annuity equivalent shall be the rates that the Benefits Administration Committee, in its discretion, shall determine.

     (2) MINIMUM BENEFIT:  In no event will the amount payable to an Eligible
         ---------------
Management Associate under Paragraph (1) of this Article IV at such Eligible Management Associate's Traditional Retirement Date or Delayed Retirement Date, as the case may be, be less than the difference between (A) the amount of pension payable pursuant to the early retirement pension benefit provision of the Pension Plan (determined without regard to any compensation or benefit limits imposed by the Code) that would be applicable if the Eligible Management Associate elected to receive benefits pursuant to that provision prior to such Eligible Management Associate's normal retirement date, as defined in the Pension Plan (disregarding Disability Service, if any, and including as Credited Service any increase granted under Article VIII hereof) assuming the Eligible Management Associate's Benefit Commencement Date is the first day of the month immediately following the day of such Eligible Management Associate's Separation from Service under this Plan, and (B) the amount of pension payable pursuant to the early retirement pension benefit provision of the Pension Plan (determined without regard to any compensation or benefit limits imposed by the Code) that would be applicable if the Eligible Management Associate did not elect to receive benefits pursuant to that provision prior to the Eligible Management Associate's normal retirement date, as defined in the Pension Plan (disregarding Disability Service, if any, and including as Credited Service any increase granted under Article VIII hereof).

     In no event will the amount payable under Paragraph (1) of this Article IV to an Eligible Management Associate who (a) Separates from Service on his Early Retirement Date within one year prior to his Traditional Retirement Date and who is granted additional Credited Service pursuant to Paragraph (1) of Article VIII at his Early Retirement Date, or (b) Separates from Service because of a reduction in force and is designated as an individual termination by the Director of Personnel in accordance with Paragraph (1) of Article VIII and who is granted deemed additional months of Credited Service thereunder be less than the difference between (A) the amount of pension that would be payable (determined without regard to any compensation or benefit limits imposed by the Code) at such Eligible Management Associate's normal retirement date, as defined by the Pension Plan (disregarding Disability Service, if any, and including as Credited Service, as defined by the Pension Plan, any increase granted under Article VIII hereof) and (B) the amount of pension payable pursuant to the early retirement pension benefit provision of the Pension Plan (determined without regard to any compensation or benefit limits imposed by the Code) that would be applicable if the Eligible Management Associate elected to receive benefits pursuant to that provision prior to such Eligible Management Associate's normal retirement date, as defined by the Pension Plan (disregarding Disability Service, if any, and excluding as Credited Service any increase granted under Article VIII hereof) assuming the Eligible Management Associate's Benefit Commencement Date is the later of his Traditional Retirement Date or Delayed Retirement Date, or, alternatively, his Early Retirement Date (if within one year of his Traditional Retirement Date), and assuming the early retirement reduction under the Pension Plan is decreased or waived.

     (3) SOCIAL SECURITY MAKE-UP:  In addition to any other benefit payable
         -----------------------
under this Plan, an annual benefit equal to the Estimated Social Security Benefit shall be payable in monthly installments to an Eligible Management Associate commencing on such Eligible Management Associate's Traditional Retirement Date or Delayed Retirement Date up to age 62, as the case may be, (or, for an Eligible Management Associate who Separates from Service within one year prior to his Traditional Retirement Date and who is granted any adjustment pursuant to either clause (i) or (ii) of Paragraph (1) of Article VIII, on his Early Retirement Date) and terminating with the installment payable on the first day of the month in which such Eligible Management Associate dies or with the installment payable on the first day of the month prior to the month in which the Eligible Management Associate first becomes eligible for the primary old age benefit payable under the United States Social Security laws by reason of disability or attainment of age 62, whichever comes first. An Eligible Management Associate, who, on his Separation from Service, is entitled to disability benefits under the United States Social Security laws, shall not be eligible for any Social Security make-up benefits provided for in this paragraph.

     (4) DEATH BENEFIT:  If an Eligible Management Associate has elected a form
         -------------
of payment with a guaranteed number of payments and the Eligible Management Associate dies before receiving all benefits payable under that option, remaining payments will be made to the person designated by the Eligible Management Associate as his beneficiary at the time the form of payment was selected. If an Eligible Management Associate is married at the time such Eligible Management Associate Separates from Service by reason of death after attaining Early Retirement Age, or if an Eligible Management Associate who has Separated from Service after attaining Early Retirement Age and who is married at the time of his death, dies before payment has begun under the Plan, such Eligible Management Associate's Spouse will receive the benefit that would have been payable if the Eligible Management Associate had a Separation from Service immediately prior to such Eligible Management Associate's death (if he was an active Associate on the date of his death), and had begun to receive benefits immediately prior to his death in the form of a 100% (75% if death occurs prior to January 1, 1996) joint and survivor annuity without payment certain with the Spouse as the beneficiary.

     (5) LIFE INSURANCE COVERAGE:  Commencing on an Eligible Management
         -----------------------
Associate's Traditional Retirement Date or Delayed Retirement Date, as the case may be, and ending on such Eligible Management Associate's attainment of age 70, the Company will continue to provide an Eligible Management Associate who has at least 10 years of uninterrupted employment with a Participating Employer with term life insurance coverage at Company expense on a decreasing coverage basis. The amount of coverage to be provided into retirement shall be equal, at such Eligible Management Associate's Traditional Retirement Date, to 100% of the amount of coverage being provided to him at Company expense immediately prior to the attainment of his Traditional Retirement Age reduced to 90%, 80%, 70%, 60%, 50%, 40%, 30%, 20%, and 10% of such amount of coverage on the first day of the month following his attainment of age 61, 62, 63, 64, 65, 66, 67, 68, and 69, respectively. The amount of coverage to be provided at a Delayed Retirement Date shall be the applicable percentage based upon the Eligible Management Associate's age on such Delayed Retirement Date multiplied by the amount of coverage being provided to him at Company expense immediately prior to his Delayed Retirement Date and decreasing thereafter as provided in the preceding sentence. If, on the Eligible Management Associate's Traditional Retirement Date or Delayed Retirement Date, as the case may be, such Eligible Management Associate is already covered by term life insurance under the Company's term life insurance plan on account of the Eligible Management Associate's total disability, such Eligible Management Associate shall not be eligible for any term life insurance coverage provided for in this paragraph. Benefits payable under this Plan will be paid to the beneficiary designated by the Eligible Management Associate as soon as practicable after receipt of a properly submitted claim.

     (6) EFFECT OF CERTAIN PAYMENTS MADE IN DECEMBER 1992:    In the event the
         ------------------------------------------------
Company, in its discretion, made payments to a current or former Eligible Management Associate on or before December 31, 1992 under the Company's Profit Incentive Compensation program and under the Performance Unit Plan and such payments were attributable to the Company's fiscal year ending on January 30, 1993, this Paragraph shall apply. The effect of such payments on the benefits payable to such individual under the Pension Plan and under the Savings, Profit-Sharing and Stock Ownership Plan shall be determined with respect to whether an increase or decrease in benefits resulted. Benefits payable under this Plan to such current or former Eligible Management Associate shall be adjusted (a) to offset any such increase in benefits and/or (b) to restore any such decrease in benefits so that no advantage or detriment, as the case may be, shall be experienced by any such current or former Eligible Management Associate with respect to total retirement benefits under the above-referenced Plans and this Plan.


ARTICLE V.   FORM AND COMMENCEMENT OF BENEFIT PAYMENTS

     (1) DELAYED COMMENCEMENT OF BENEFITS:  An Eligible Management Associate
         --------------------------------
may elect that the commencement of his annual benefit payable under Paragraph
(1) or (2) of Article IV be delayed to the first day of any month following his Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, as the case may be (but not beyond the first day of the month in which he attains age 70). In such a case the amount of annual benefit payable under Paragraph (1) or (2) of Article IV shall be increased by 1/2 of 1% for each month that the commencement of such benefits is delayed.

     (2) OPTIONAL FORMS OF BENEFIT PAYMENT:  Except as otherwise provided in
         ---------------------------------
this Plan and subject to such rules and regulations as the Benefits Administration Committee may establish from time to time with respect to time and manner of election, an Eligible Management Associate may elect, prior to the commencement of his annual benefit payable under Paragraph (1)or (2) of Article IV, to receive a benefit of equivalent actuarial value (applying factors utilized in the Pension Plan) to such benefit, which may be one of the forms of benefit options described in the Pension Plan. The Benefits Administration Committee has full authority to revise the forms of benefit options available under this Plan.

     (3) SMALL ANNUITIES:  If the total benefit payable to an Eligible
         ---------------
Management Associate under Paragraph (1) or (2) of Article IV, plus the accrued benefit, if any, payable pursuant to Paragraph (1) of Article IV of the Benefit Restoration Plan would not provide monthly payments exceeding $100, the benefit shall be converted into an actuarially equivalent lump sum payment (applying the actuarial factors utilized in the Pension Plan). If an Eligible Management Associate who has begun to receive payments under the Plan and who has elected a form of payment with a guaranteed number of payments dies, and if the monthly benefit that becomes payable to the beneficiaries of the Eligible Management Associate does not exceed $100 per beneficiary, the monthly benefit shall be converted into an actuarially equivalent lump sum payment (applying the actuarial factors utilized in the Pension Plan).


ARTICLE VI.  ADMINISTRATION

     The Benefits Administration Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Benefits Administration Committee deems desirable to carry on the purpose of the Plan,
(ii) resolve all questions relating to the eligibility of Associates to become Eligible Management Associates and the eligibility of Eligible Management Associates to participate in the Plan, (iii) determine the amount of benefits payable to Eligible Management Associates and authorize and direct the Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and (v) make, amend, and rescind such rules as it deems necessary for the proper administration of the Plan. The Benefits Administration Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records, and documents relating to its administration of the Plan.

     Any action taken or determination made by the Benefits Administration Committee will be conclusive on all parties. No member of the Benefits Administration Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Benefits Administration Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Eligible Management Associate in the Plan), such action will be taken by the Personnel Committee.


ARTICLE VII. TYPE OF PLAN

     The Plan is a plan which is unfunded. The Plan is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan shall be construed according to the provisions of ERISA applicable to such plans. Benefits under the Plan (other than the life insurance benefits referred to in Paragraph (5) of Article IV which may be insured) are paid from the general assets of the Company. In the event that it should subsequently be determined by statute or by regulation or ruling that the Plan is not "a plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3), 401(a)(1), and 4021(b)(6) of ERISA and section 2520.104-24 of Chapter 29 of the Code of Federal Regulations, participation in the Plan shall be restricted by the Benefits Administration Committee to the extent necessary to assure that it will be such a plan within the meaning of such sections.


ARTICLE VIII. MISCELLANEOUS

     (1) ADDITIONAL CREDITED SERVICE AND OTHER ADJUSTMENTS:  For all purposes
         -------------------------------------------------
of the Plan, the Credited Service of an Eligible Management Associate may be increased, and with respect to an Eligible Management Associate whose Early Retirement Date is within one year prior to his Traditional Retirement Date, (i) the percentage reduction on account of early retirement referred to in clause
(iv) of Subparagraph (a) of Paragraph (1) of Article IV may be decreased or waived, and (ii) the entitlement to and the amount of benefits or coverage referred to in Paragraphs (2), (3), and (5) of Article IV may be accelerated or increased, as the case may be, in the discretion of:

          (a) in the case of an Eligible Management Associate other than an officer of the Company described in Subparagraphs (b) and (c) of this Paragraph (1), the Benefits Administration Committee;

          (b) in the case of an Eligible Management Associate who is an officer (other than an assistant officer) but who is not a director of the Company, the Benefit Plans Review Committee; and

          (c) in the case of an Eligible Management Associate who is an officer and who is also a director of the Company, the Board of Directors only after considering the recommendations of the Benefit Plans Review Committee.

     For all purposes of the Plan, the Benefits Administration Committee in its discretion, may make adjustments in Compensation and Credited Service with respect to payments of severance pay, including, but not limited to, outplacement pay and critical pay.

     An Eligible Management Associate who terminates employment due to a reduction in force, as defined below, and who does not satisfy the requirements for Traditional Retirement Age on the date of termination shall receive deemed additional months of age and/or Service, based on the following:

Years of Service    Deemed Additional Months of Age and/or Service
----------------    ----------------------------------------------
     0 - 9                                  0
     10-14                                 12
     15-19                                 18
     20 or more                            24

A reduction in force shall mean the termination of employment of an Eligible Management Associate because of:

     (a) A partial unit closing or complete unit closing ("unit closing") as determined by the Director of Personnel of the Company in his sole discretion, or

     (b) Other business reasons of the Company ("individual termination") as determined by the Director of Personnel of the Company in his sole discretion. With the approval of the Benefits Administration Committee of the Company, the Director of Personnel may increase such award by up to 24 deemed additional months of age and/or Service for an individual termination.

For the purposes of determining the benefit payable under Paragraph (1) of
Article IV, such Eligible Management Associate is deemed to have attained Traditional Retirement Age. The deemed additional months of age and/or Service shall be added, but only to the extent necessary, to the Eligible Management Associate's age and/or Service, in such amounts necessary to satisfy the minimum requirements for Traditional Retirement Age or, with the approval of the Benefits Administration Committee, an Early Retirement Age on or after age 59. The deemed additional months of Service shall count as Credited Service for the purpose of entitlement to benefits under this Plan only in the event of an individual termination as described in (b) of the preceding subparagraph, and shall not count as Credited Service in the event of a unit closing described in
(a) of the preceding subparagraph.

     (2) AMENDMENT AND TERMINATION:  The Benefit Plans Review Committee may
         -------------------------
amend or modify the Plan at any time, without prior notice; provided, however, that any such amendment or modification which would substantially increase the cost of the Plan to the Company shall require approval of the Board of Directors of the Company. The Board of Directors of the Company may suspend, discontinue, or terminate the Plan at any time without prior notice or approval. In no event will any amendment, modification, suspension, discontinuance, or termination adversely affect existing life insurance coverage for retirees or the Plan benefit for any Eligible Management Associate for whom benefit payments have already begun in accordance with the Plan as in effect prior to the effective date of the amendment, modification, suspension, discontinuance, or termination unless otherwise required to comply with applicable law.

     If the Plan is terminated, any Eligible Management Associate who, as of the effective date of Plan termination, has reached Traditional Retirement Age but who has not reached age 65 shall be entitled to receive, at his actual Separation from Service, the benefits, if any, to which he would have been entitled under Paragraph (1) or (2) of Article IV had he Separated from Service on the day before the effective date of Plan termination, reduced by the percentage derived by dividing the number of months of Credited Service, if any, from the Plan termination effective date to the date of actual Separation from Service by the number of months of Credited Service from the Plan termination effective date to the date the Eligible Management Associate will have reached age 65. Any such Eligible Management Associate shall also be entitled to receive at his actual Separation from Service (other than by reason of death) a benefit, if any, to which he would have been entitled under Paragraph (3) of
Article IV had the Plan not been terminated. If, after Plan termination, such Eligible Management Associate Separates from Service by reason of death, Paragraph (4) of Article IV shall apply, if appropriate.

     If the Plan is terminated, any Eligible Management Associate who, as of the effective date of Plan termination, has reached his Early Retirement Date (assuming a Separation from Service on such date) shall be entitled to receive, at his actual Separation from Service, the benefits, if any, to which he would have been entitled under Paragraph (1) or (2) of Article IV calculated as if he had reached his Traditional Retirement Age and Separated from Service on the day before the effective date of Plan termination and disregarding the percentage reduction on account of early retirement referred to in clause (iv) of Subparagraph (a) of Paragraph (1) of Article IV, reduced by the percentage derived by dividing the number of months of Credited Service, if any, after his Traditional Retirement Date by 60. Any such Eligible Management Associate shall also be entitled to receive at his actual Separation from Service (other than by reason of death) a benefit, if any, to which he would have been entitled under Paragraph (3) of Article IV had the Plan not been terminated. If, after Plan termination, such Eligible Management Associate Separates from Service by reason of death, Paragraph (4) of Article IV shall apply, if appropriate.

     If the Plan is terminated, any Eligible Management Associate who, as of the effective date of Plan termination (a) has reached age 50, (b) has 10 or more years of credited service, as defined by the Pension Plan, as an Eligible Management Associate, and (c) is not otherwise eligible for benefits under this Paragraph (2) of this Article VIII, shall be entitled to receive, at his actual Separation from Service but no earlier than his Traditional Retirement Date, a benefit equal to the difference between the amount of pension which would be payable pursuant to the early retirement pension benefit provision of the Pension Plan that would be applicable if the Eligible Management Associate elected to receive benefits pursuant to that provision prior to his normal retirement date, as defined in the Pension Plan (disregarding Disability Service, if any) and the amount of pension payable pursuant to the early retirement pension benefit provision of the Pension Plan that would be applicable if the Eligible Management Associate did not elect to receive benefits pursuant to that provision prior to his normal retirement date, as defined in the Pension Plan (disregarding Disability Service, if any) reduced by the percentage derived by dividing the number of months of Credited Service, if any, after Traditional Retirement Date (assuming a Separation from Service) by 60.

     In no event will any future amendment or modification of the Plan adversely affect the right to Plan benefits which vest on Plan termination as set forth in this Paragraph (2) without the consent of at least 75 percent of the affected Eligible Management Associates unless such amendment or modification is specifically required to comply with applicable law.

     Each amendment to the Plan by the Benefit Plans Review Committee or the Board of Directors will be made only pursuant to unanimous written consent or by majority vote at a meeting. Upon such action by the Benefit Plans Review Committee or the Board of Directors, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on, or after the date of such action of the Benefit Plans Review Committee or the Board of Directors.

     (3) RIGHTS OF ASSOCIATES:  Except for the Associate's non-forfeitable
         --------------------
interest as set forth in Paragraph (2) of this Article VIII, neither the establishment of the Plan nor any action thereafter taken by the Company or any Controlled Group Member or by the Benefits Administration Committee shall be construed as giving to any Associate any vested right to a benefit from the Plan or a right to be retained in employment or any specific position or level of employment with the Company, or any Controlled Group Member. Moreover, no Associate shall have any right or claim to any benefits under this Plan if the Associate is summarily discharged (including resignation in lieu thereof) unless the Benefits Administration Committee, in its discretion, determines that such Associate shall be eligible for such benefits notwithstanding such summary discharge.

     (4) MISTAKEN INFORMATION:  If any information upon which an Eligible
         --------------------
Management Associate's benefit under the Plan is calculated has been misstated by the Eligible Management Associate or is otherwise mistaken, such benefit shall not be invalidated

(unless upon the basis of the correct information the Eligible Management Associate would not have been entitled to a benefit), but the amount of the benefit shall be adjusted to the proper amount determined on the basis of the correct information and any overpayments shall be charged against future payments to the Eligible Management Associate or his beneficiary.

     (5) LIABILITY:  Neither the Board of Directors (including any committees
         ---------
thereof)of the Company or of any Participating Employer nor any member of the Benefits Administration Committee or the Personnel Committee nor any person to whom any of them may delegate any duty or power in connection with administering the Plan shall be personally liable for any action or failure to act with respect to the Plan.

     (6) CESSATION AND RECALCULATION OF BENEFITS:  If a theretofore retired
         ---------------------------------------
Eligible Management Associate again becomes an Associate of a Participating Employer and is participating in a Profit Incentive Compensation program, the payment of benefits hereunder shall cease on the date he so becomes such an Associate. Any life insurance coverage in effect pursuant to Paragraph (5) of
Article IV shall cease effective on the date a rehired (whether or not participating in a Profit Incentive Compensation program) Associate becomes eligible for coverage under the Company's term life insurance plan. Upon such Associate's Separation from Service he shall be entitled to receive applicable benefits, if any, under Article IV pursuant to uniform rules approved by the Benefits Administration Committee.

     (7) CONSTRUCTION:  In determining the meaning of any provision of the
         ------------
Plan, words imparting the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Headings of paragraphs and Articles in the Plan are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Plan.

     (8) NON-ASSIGNABILITY OF BENEFITS:  The benefits payable hereunder or the
         -----------------------------
right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Benefits Administration Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

     (9) GOVERNING LAW:    Except to the extent that the Plan may be
         -------------
subject to the provisions of ERISA, the Plan will be construed and enforced according to the laws of the State of Texas, without giving effect to the conflict of laws principles thereof. Except as otherwise required by ERISA, every right of action by an Associate, former Associate, or beneficiary with respect to the Plan shall be barred after the expiration of three years from the date of Separation of Service of the Eligible Management Associate or the date of receipt of the notice of denial of a claim for benefits, if earlier. In the event ERISA's limitations on legal actions do not apply, the laws of the State of Texas with respect to limitations of legal actions shall apply and the cause of action must be brought no later than four years after the date the action accrues.

     (10) TRANSFERRED ELIGIBLE MANAGEMENT ASSOCIATES: In the event of the
          ------------------------------------------
transfer of an Eligible Management Associate after December 31, 1995 from a Participating Employer to a "non-participating employer" as defined below, said Eligible Management Associate shall continue to be eligible to participate in this Plan in accordance with Article III. In the event of the transfer of an Eligible Management Associate on or after March 8, 1995 but on or before December 31, 1995 to a non-participating employer, said Eligible Management Associate will continue to be eligible to participate in this Plan in accordance with Article III provided that on December 31, 1995 the Eligible Management Associate (a) is in the employ of the non-participating employer and (b) is not eligible to participate in the Supplemental Retirement Program for Eligible Management Associates of JCPenney Financial Services, or Supplemental Retirement Program for Management Profit-Sharing Associates of Thrift Drug, Inc. The Service and Compensation of the Eligible Management Associate with the non-participating employer shall be recognized as attributable to a Participating Employer to the extent permitted by the Plan in determining benefits under the Plan. A non-participating employer shall mean a participating employer in the
(a) Supplemental Retirement Program for Eligible Management Associates of JCPenney Financial Services, or (b) Supplemental Retirement Program for Management Profit-Sharing Associates of Thrift Drug, Inc.


ARTICLE IX.  CLAIMS PROCEDURES

     If an Associate does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Benefits Administration Manager. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Benefits Administration Manager will indicate to the claimant any additional information which is required.

     Each claim will be approved or disapproved by the Benefits Administration Manager within 90 days following the receipt of the information necessary to process the claim. In the event the Benefits Administration Manager denies a claim for benefits in whole or in part, the Benefits Administration Manager will notify the claimant in writing of the denial of the claim. Such notice by the Benefits Administration Manager will also set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Benefits Administration Manager on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

     A claimant may appeal a denial of his claim by requesting a review of the decision by the Benefits Administration Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Article IX. An appeal must be submitted in writing within 60 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Benefits Administration Committee or the named fiduciary designated by the Benefits Administration Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Benefits Administration Committee or the named fiduciary designated by the Benefits Administration Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Benefits Administration Committee or named fiduciary, provided the Benefits Administration Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Benefits Administration Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Benefits Administration Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Benefits Administration Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific

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reference to the pertinent Plan provisions on which the decision was based.

                                   APPENDIX I

                            PARTICIPATING EMPLOYERS
                            -----------------------


                           J. C. Penney Company, Inc.

                             JCP Media Corporation

                          JCP Overseas Services, Inc.

                             JCP Receivables, Inc.

                             JCPenney National Bank

                            JCPenney Portfolio, Inc.

                           JCPenney Puerto Rico, Inc.